Exhibit 99.1

Aldabra 2 Acquisition Corp. Files Preliminary Proxy Statement in
Connection with Acquisition of Paper and Packaging Assets from Boise
Cascade, L.L.C.

NEW YORK – October 30, 2007 – Aldabra 2 Acquisition Corp. (AMEX: AII.U, AII, AII.WS, Aldabra) announced that on Friday, October 26, 2007 it filed a Preliminary Proxy Statement with the Securities and Exchange Commission in connection with its proposed acquisition of Boise White Paper, L.L.C. (the “Paper Business”), Boise Packaging & Newsprint, L.L.C. (the “Packaging Business”) and Boise Cascade Transportation Holdings Corp. (collectively, the "Combined Paper Businesses”) from Boise Cascade, L.L.C. (“Boise Cascade”), a Madison Dearborn Partners, L.L.C. (“Madison Dearborn”) portfolio company.

Copies of the proxy statement and other relevant documents filed by Aldabra, which contain information about Aldabra and the Combined Paper Businesses, are available without charge at the U.S. Securities and Exchange Commission's Internet site (http://www.sec.gov).

“We are pleased that we have now completed this important part of the process to acquire Boise’s paper and packaging assets,” said Nathan Leight, Aldabra’s Chairman.  “We are very excited about the future prospects of this business and will keep the market posted on further milestones.”

The acquisition will be presented for shareholder approval at a Special Meeting of Stockholders which is expected to take place in early 2008.  In connection with the proposed acquisition, the Company will be filing with the SEC a definitive proxy statement and other relevant documents.  These materials will contain important information and we caution investors to carefully read them before making a decision concerning the transaction.

THE ACQUISITION

As announced on September 7, 2007 Aldabra is acquiring the Combined Paper Businesses from Boise Cascade, which is a Madison Dearborn Partners, L.L.C. (“Madison Dearborn”) portfolio company. The Combined Paper Businesses consists of Boise White Paper, L.L.C. (the “Paper Business”), Boise Packaging & Newsprint, L.L.C. (the “Packaging Business”) and Boise Cascade Transportation Holdings Corp. (collectively, the “Combined Paper Businesses”). Boise Cascade will retain 100% ownership of its Wood Products and Building Materials Distribution businesses.  The transaction, which has been approved by the respective Board of Directors of Aldabra and Boise Cascade, is subject to customary closing conditions as well as the approval of Aldabra’s stockholders. In addition, the closing is conditioned on holders of fewer than 40% of the shares of Aldabra common stock issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Aldabra’s certificate of incorporation.

ABOUT THE COMBINED PAPER BUSINESSES

The Paper Business manufactures and sells uncoated free sheet (including printer and copy paper, label and release papers, envelope and commercial printing papers, and a wide range of premium and specialty papers), market pulp, and containerboard (corrugating medium). Boise Paper Company is expected to have approximately 4,610 employees.

ABOUT ALDABRA

Aldabra 2 Acquisition Corp. is a special purpose acquisition corporation that was formed to acquire an unidentified operating business. Aldabra consummated its initial public offering on June 22, 2007, receiving gross proceeds of $414 million through the sale of 41.4 million units of its securities at $10.00 per unit (following the exercise of the underwriters’ over-allotment). Additional information about Aldabra 2 Acquisition Corp. may be found at http://www.aldabracorp2.com.

ADDITIONAL INFORMATION

Stockholders of Aldabra are urged to read the proxy statement regarding its proposed acquisition of the Combined Paper Businesses.

Aldabra and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of the Combined Paper Businesses. Information regarding Aldabra's directors and executive officers is available in its filings with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: costs associated with running the Combined Paper Businesses by BPC as a stand-alone business; uncertainties as to the timing of the acquisition and the ability to obtain financing; approval of the transaction by Aldabra’s stockholders; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and the competitive environment in the paper industry of and competitive responses to the proposed acquisition. Actual results may differ materially from those contained in the forward-looking statements in this press release. Aldabra and Boise Cascade undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:
Sloane & Company on behalf of Aldabra 2 Acquisition Corp.
Josh Hochberg / Elyse Lavino, 212-486-9500

Source: Aldabra 2 Acquisition Corp.